Exhibit 99.1
For Release February 8, 2016
1:10 p.m. Pacific

PRESS RELEASE
Investor Contact:
Renee Lyall
Infoblox
408.986.4748
rlyall@infoblox.com
Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Announces Preliminary Financial Results for Second Fiscal Quarter 2016
Company Also Announces Acquisition of IID, a Leader in Global Threat Intelligence

SANTA CLARA, Calif., Feb. 8, 2016 - Infoblox (NYSE: BLOX), the network control company, today announced preliminary results for the second quarter of fiscal year 2016, ended January 31, 2016.
Second quarter net revenue and non-GAAP net income per diluted share (“non-GAAP EPS”) are expected to exceed the guidance the company provided on November 30, 2015. Net revenue is expected to be in the range of $95 million to $96 million, compared to the $93 million to $95 million range provided on November 30, 2015. On a GAAP basis, the company expects its net income per diluted share for the second quarter to be in the range of $0.06 to $0.07. Non-GAAP EPS is expected to be in the range of $0.16 to $0.17, compared to the $0.12 to $0.14 range provided on November 30, 2015.
“We are reporting strong preliminary second quarter results today, with revenue up at least 28% compared to the prior year and non-GAAP gross margin, non-GAAP operating margin and non-GAAP EPS all expected to be above our guidance range," said Jesper Andersen, president and chief executive officer. “We are also announcing a strategic acquisition to strengthen our solutions portfolio as we combine deep and very rich threat intelligence capabilities with our network control capabilities to uniquely deliver context-aware and actionable security intelligence, and to drive a growing subscription revenue stream for our business.”

Acquisition of IID Announced
In a separate news release issued today, the company announced the acquisition of privately held IID, a leader in global cyber threat intelligence. Infoblox will be the first enterprise-grade DDI vendor that combines contextual network data with federated threat intelligence and a dedicated threat research team, to provide context aware security using infrastructure that customers already have in place. For additional detail, please see https://www.infoblox.com/company/news-events/press-releases/2016/infoblox-acquires-iid-combining-threat-intelligence-network-context-deliver-uniquely-actionable-security-insights.

Conference Call and Webcast to Discuss IID Acquisition Today
Infoblox will host both a conference call and live audio webcast with slides to discuss the transaction today, February 8, at 2 p.m. PST/5 p.m. EST. To access the conference call, dial (800) 230-1085 (domestic) or (612) 288-0329 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the company's website at: http://ir.infoblox.com. An archive of the webcast will be available on the company's website and a taped replay of the conference call will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), access code 385184.

Conference Call to Discuss Infoblox’s Fiscal Second Quarter Final Results on February 25, 2016
Infoblox will release final second quarter 2016 financial results for the quarter ended January 31, 2016, on Thursday, February 25, 2016, after the financial markets close. Management will host a conference call to discuss the results at 1:30 p.m. PST/4:30 p.m. EST. To access the call, dial (800) 230-1085 (domestic) or (612) 288-0329 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the company's website at: http://ir.infoblox.com. An archive of the webcast will be available on the company's website and a taped replay of the conference call will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 385185.
About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the related conference call contain certain non-GAAP financial measures, including non-GAAP EPS. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
Acquisition related expenses: We have excluded acquisition transaction costs from our non-GAAP operating results. We believe that to the extent we incur significant expenses in connection with our acquisitions, it is useful for investors to understand the effects of these items on our total operating expenses.
Our non-GAAP Financial Measures are described as follows:
Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense, income tax adjustment and acquisition related expenses. Non-GAAP EPS is non-GAAP net income divided by non- GAAP diluted weighted-average shares outstanding.
Our preliminary second quarter 2016 non-GAAP EPS differs from GAAP net loss per diluted share because it excludes stock-based compensation expense of approximately $13.0 million, acquisition related expenses of approximately $0.4 million and intangible asset amortization expense of approximately $0.3 million.
About Infoblox
Infoblox (NYSE: BLOX) delivers critical network services that protect Domain Name System (DNS) infrastructure, automate cloud deployments, and increase the reliability of enterprise and service provider networks around the world. As the industry leader in DNS, DHCP, and IP address management, the category known as DDI, Infoblox (www.infoblox.com) reduces the risk and complexity of networking.

Forward Looking Statements
All statements in this release that are not statements of historical fact, including but not limited to the Company’s expectations for its fiscal second quarter 2016 financial results, the quotation attributable to Mr. Andersen and the expected benefits of and capabilities enabled by the IID acquisition are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the Company’s completion of the financial closing process for the second quarter operating results and financial condition; whether we will successfully integrate IID and achieve the expected benefits of the acquisition; unexpected delays in the delivery of our solutions, particularly at the end of the quarter; changes in demand for network control solutions; the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov). All information provided in this release is as of February 8, 2016, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 8, 2016 press release, or to reflect the occurrence of unanticipated events.